Exhibit 99.3

McEwen Mining Reports Positive Exploration Drill Results from Grey Fox

New drill intersections suggest a new mineralized structure exists in the Grey Fox Area. Key intercepts include:

•                  10.33 g/t Au over 4.36 m (0.33 opt* Au over 14.30 ft) including 14.33 g/t Au over 1.45 m (0.46 opt Au over 4.76 ft), and 9.02 g/t Au over 1.45 m (0.29 opt Au over 4.76 ft)

•                  4.32 g/t Au over 7.27 m (0.14 opt Au over 23.85 ft) including 14.45 g/t Au over 0.73 m (0.46 opt Au over 2.40 ft)

Wide spaced high-grade drill intersections generated at a second target in the Grey Fox Area. Key intercepts include:

•                  16.9 g/t Au over 3 m (0.54 opt Au over 9.84 ft)

•                  519 g/t Au over 0.4 m (16.69 opt Au over 1.31 ft)

TORONTO, May 23, 2019 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to report new positive exploration drill results from surface drilling in the Grey Fox Area within the Black Fox Property near Timmins, Ontario, Canada. Assay results have been received for seven holes (see Table 1), with assays pending for an additional 13 holes. The drill results reported today show positive results from two targets in the Grey Fox Area (see Figure 1).

The Grey Fox Area is comprised of three deposits: 147, Contact and South, and two targets: 147NE and Gibson, which cumulatively hosts estimated Indicated resources of 465,000 ounces of gold (2.2 million tonnes at an average grade of 6.64 g/t).

Sylvain Guerard, Senior Vice President Exploration, commented: “The reported drill intersections at the 147NE and Gibson Targets are highly encouraging. The potential of the Grey Fox Area to host additional mineralization is improving rapidly.”

147NE Target

New results from the 147NE Target (see Figure 2) are defining a mineralized structure that measures approximately 300 m in strike length and 200 m vertically from surface. It is composed of quartz-carbonate veins and breccia hosting visible gold. Drilling is in progress to further define and extend the mineralization. An initial resource estimate for the 147NE mineralized target will be completed in Q3 2019. Highlights from the surface drill programs include (widths are estimated true widths unless otherwise stated):

Hole 19GF-1109: 10.33 g/t Au over 4.36 m including 14.33 g/t Au over 1.45 m, and 9.02 g/t Au over 1.45 m

Hole 19GF-1108: 4.32 g/t Au over 7.27 m including 14.45 g/t Au over 0.73 m

Hole 19GF-1113: 8.24 g/t Au over 2.28 m, and 21.00 g/t Au over 0.81 m

Hole 19GF-1114: 48.80 g/t Au over 0.49 m

Gibson Target

The Gibson Target was initially tested in 2018 with hole 18GF-1079, which intersected a broad interval of alteration and brecciation within an intrusive rock unit returning a grade of 3.1 g/t Au over 34 m, including 9.7 g/t Au over 7 m at a vertical depth of 450 m (McEwen Mining press release from July 25, 2018).

Recent drilling 250 m down dip was completed to test the extension of this mineralization (see Figures 3). A higher-grade interval of 16.9 g/t Au over 3 m (core length), within a 60 m wide envelope of alteration and anomalous mineralization was encountered in hole 19GF-1106. An upper wedge hole was drilled between these two holes and cut a similar style of mineralization with partial results from a 20 m interval returning a high-grade assay result of 519 g/t Au over 0.4 m (core length). McEwen geologists are highly encouraged by the occurrence of these potentially minable gold grades and widths in a geologic environment where a significant volume of mineralization could be defined.

Table 1 — 147NE and Gibson Intrusion Assays Results

HOLE-ID	From (m)	To (m)	Length (m)	True Width (m)	Gold (g/t)	Area
19GF-1106	793.00	796.00	3.00	ND	16.90	Gibson
And	806.00	807.80	1.80	ND	6.80	Gibson
19GF-1106W1*	741.60	742.00	0.40	ND	519.00	Gibson
19GF-1108	69.00	71.00	2.00	1.45	6.91	147
And	146.00	156.00	10.00	7.27	4.32
Including	155.00	156.00	1.00	0.73	14.45
19GF-1109	67.00	68.00	1.00	0.73	14.50	147
And	75.00	76.00	1.00	0.73	9.88
And	130.00	136.00	6.00	4.36	10.33
Including	130.00	132.00	2.00	1.45	14.33
Including	134.00	135.00	1.00	0.73	18.40
And	144.00	146.00	2.00	1.45	9.02
Including	145.00	146.00	1.00	0.73	14.10
19GF-1113	163.20	166.00	2.80	2.28	8.24	147
And	232.00	233.00	1.00	0.81	21.00	147
19GF-1114	60.00	65.00	5.00	4.07	3.09	147
And	145.50	146.10	0.60	0.49	48.80	147
19GF-1117	Significant hits but below the criteria of the composites

Criteria:	Cut off grade 3g/t Au, minimum length 3m, and maximum consecutive interval waste 3m.
If grade x length > 9 the composite will be added
*	Assays pending for the remainder of the hole
ND	= True width not determined
NC	= Not calculated

Figure 1: Black Fox Property Map

http://mcewenmining.com/files/doc_news/archive/20190523_gf/figure_1_black_fox_property.pdf

Figure 2: 147NE — Cross-section View Looking North East

http://mcewenmining.com/files/doc_news/archive/20190523_gf/figure_2_147ne-cross-section.pdf

Figure 3: Gibson - Cross-section View Looking North West

http://mcewenmining.com/files/doc_news/archive/20190523_bf/figure_3_gibson-Cross-section-west.pdf

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer with operating mines in Nevada, Canada, Mexico and Argentina. It also owns a large copper deposit in Argentina. McEwen’s goal is to qualify for inclusion in the S&P 500 Index by creating a profitable gold and silver producer focused in the Americas.

McEwen has approximately 360 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 22% of the shares.

QUALIFIED PERSON

Technical information pertaining to geology and exploration contained in this news release has been prepared under the supervision of Ken Tylee, P.Geo. Mr. Tylee is a “qualified person” within the meaning of NI 43-101.

TECHNICAL INFORMATION

*Grams per tonne (g/t) converted to Troy ounces per tonne (opt) at ratio 31.1035 to 1.

All intercept widths are true widths unless otherwise specified.

All exploration drill core samples at the Black Fox Complex were submitted as 1/2 core. Analyses reported herein were performed by the independent laboratories:  ALS Laboratories, which is ISO 9001/IEC17025 certified, Activation Labs, which is ISO 9001/IEC17025 certified, and SGS Canada Laboratories, which is ISO9001/IEC17025 certified. McEwen’s quality control program includes systematic insertion of blanks, standard reference material and duplicates to ensure laboratory accuracy.

To determine the lengths of significant mineralized intervals, the following composite criteria was established: a minimum reportable interval length of 3 m was determined by establishing a cut-off grade of 3g/t gold for underground (1 g/t gold for near surface). A consecutive maximum length of 3 m of internal waste, including sub cut-off grade material, is allowed and incorporated into the reported composites. Where an interval of less than 3 m is considered, if the grade x length calculation is greater than 9 (3 for surface), it may be reported. There is no top cutting or capping of assays.

For further details about the Black Fox Complex project including Tamarack, please see our NI 43-101 technical report titled “Technical Report for the Black Fox Complex, Canada” dated April 6th, 2018 with an effective date of October 31st, 2017 available on SEDAR (www.sedar.com) under our issuer profile.

CAUTIONARY NOTE TO US INVESTORS REGARDING RESOURCE ESTIMATION

McEwen Mining Inc. is required to prepare reports under the Securities Exchange Act of 1934 and the Canadian Securities Administrators’ National Instrument 43-101 “Standards of Disclosure for Mineral Projects” (“NI 43-101”), under the Canadian securities laws because we are listed on the Toronto Stock Exchange (“TSX”) and subject to Canadian securities laws. Standards under NI 43-101 are materially different than the standards generally permitted in reports filed with the United States (“U.S.”) Securities and Exchange Commission (“SEC”).

Under NI 43-101, we report measured, indicated and inferred resources, which are measurements that are generally not permitted in filings made with the SEC. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves under Industry Guide 7. U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources. Inferred Mineral Resources could be upgraded to Indicated Mineral Resources with continued exploration. Therefore, U.S. investors are also cautioned not to assume that all or any part of inferred resources exist, or that they can be legally or economically mined.

Canadian regulations permit the disclosure of resources in terms of “contained ounces” provided that the tonnes and grade for each resource are also disclosed; however, the SEC only permits issuers to report “mineralized material” in tonnage and average grade without reference to contained ounces. Under U.S. regulations, the tonnage and average grade described herein disseminated by us would be characterized as mineralized material. We provide such disclosure about our properties to allow a means of comparing our projects to those of other companies in the mining industry, many of which are Canadian and report pursuant to NI 43-101, and to comply with applicable disclosure requirements.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

	Website: www.mcewenmining.com	150 King Street West
Mihaela Iancu		Suite 2800, P.O. Box 24
Investor Relations	Facebook: facebook.com/mcewenrob	Toronto, ON, Canada
(647)-258-0395 ext 320		M5H 1J9
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